UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 2025

FISCALNOTE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39672	88-3772307
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Pennsylvania Avenue NW, 6th Floor, Washington, D.C. 20004
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (202)793-5300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	NOTE	NYSE
Warrants to purchase one share of Class A common stock	NOTE.WS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 25, 2025 (the “Amendment Date”), FiscalNote Holdings, Inc. (the “Company”) entered into letter agreements (the “Amendments”) with each of Nautilus Venture Partners Fund I, L.P., Nautilus Venture Partners Fund II, L.P. and Wealth Plus Investments Ltd. (the “Legacy Investors”) modifying certain provisions of the Subordinated Convertible Promissory Notes issued by FiscalNote Intermediate Holdco, Inc. (f/k/a FiscalNote Holdings, Inc.) in favor of each of the Legacy Investors on August 26, 2019 (the “Legacy Notes”). The Legacy Notes were assumed by the Company on July 29, 2022 pursuant to that certain Agreement and Plan of Merger, dated as of November 7, 2021, as amended by the First Amendment to Agreement and Plan of Merger, dated as of May 9, 2022, by and among FiscalNote Holdings, Inc. (f/k/a Duddell Street Acquisition Corp.), Grassroots Merger Sub, Inc. and FiscalNote Intermediate Holdco, Inc. (f/k/a FiscalNote Holdings, Inc.). As of the Amendment Date, the Legacy Notes had an aggregate principal amount of $10.94 million outstanding (including accrued paid-in-kind interest (“PIK Interest”)). The Legacy Notes are unsecured and earn PIK interest of 15% per annum, payable annually in arrears. The Maturity Date of the Legacy Notes was July 31, 2025 (the “Original Maturity Date”), however, the Amendments extended the Original Maturity Date to April 15, 2026 (the “Extended Maturity Date”). The repayment of the Legacy Notes may be accelerated upon certain events of default, including a breach of any covenants under the Legacy Notes, the Company becoming party to bankruptcy, liquidation or other reorganization proceedings, or a default or acceleration of repayment under the Company’s other indebtedness.

Subject to certain limitations, the Amendments permit the Company to convert, at its election and from time to time, up to the Applicable Amount (as defined below) of the Legacy Notes into shares (the “Legacy Conversion Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”) at a conversion price based on the volume weighted average market price of the Common Stock for the five consecutive trading day period prior to the date of conversion (the “Conversion Price”). The “Applicable Amount” for purposes of the Company’s conversion right means up to 20% of the outstanding principal amount of the Legacy Notes as of the Amendment Date plus PIK interest through the Original Maturity Date, and the Company may only subsequently exercise its conversion right after all Legacy Conversion Shares previously issued to the Legacy Investors have been sold.

Pursuant to the Amendments, the Company also may be required to pay cash or issue additional shares of Common Stock (the “Legacy Additional Shares”) to the Legacy Investors to the extent that the Legacy Investors’ sales of the Legacy Conversion Shares prior to the Original Maturity Date do not generate net cash proceeds to the Legacy Investors equal to the aggregate outstanding principal amount of such Legacy Notes as of the Amendment Date plus (a) all PIK interest that would accrue under the Legacy Notes through the Original Maturity Date and (b) all brokerage fees, costs and expenses in selling the Legacy Conversion Shares (the “Repayment Amount”). Any Legacy Additional Shares would be issued by the Company at the Conversion Price. In addition, if the Legacy Investors’ sales of the Legacy Conversion Shares do not generate net cash proceeds equal to the Repayment Amount by the Original Maturity Date, the interest rate under the Legacy Notes would be increased to 25% per annum (the “Additional Interest”) and the then-outstanding outstanding principal amount of the Legacy Notes plus all PIK interest (reduced by the net cash proceeds received by the Legacy Investors from the prior sales of the Legacy Conversion Shares, plus any previous cash payments made by the Company to the Legacy Investors (after payment of all brokerage fees, costs and expenses in selling the Legacy Conversion Shares and/or Additional Shares, if any)) would be doubled (the “Maturity Date Repayment Amount Difference” and with the Additional Interest, the “Extended Maturity Date Payment”). The Extended Maturity Date Payment would be due to the Legacy Investors by the Extended Maturity Date, and would be payable in cash or by promptly issuing a number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock (the “Extended Maturity Date Shares”), equal to the quotient produced by dividing the (i) Maturity Date Repayment Amount Difference plus (a) all Additional Interest thereon that would accrue through the Extended Maturity Date and (b) all broker fees, costs and expenses in selling the Extended Maturity Date Shares by (ii) the Conversion Price.

If (a) the Legacy Notes remain outstanding until or after the Original Maturity Date, or there is an Extended Maturity Date, and (b) the Company effects a conversion event or a change of control within twelve (12) months after repayment, then (whether or not the Legacy Notes have been so repaid) the Legacy Investors shall be entitled to either (i) participate in such conversion event at the conversion price or (ii) to receive the same consideration it would have in the change of control if the Legacy Notes had remained outstanding (less the amount repaid by the Company, if applicable).

If the Legacy Investors sell Conversion Shares and/or Additional Shares and the aggregate net cash proceeds in respect thereof received by the Investors equals the Repayment Amount, (a) the Investors shall forfeit the remaining Conversion Shares and/or Additional Shares, as the case may be, and (b) any remaining amount owed in respect of the principal amount and/or accrued interest thereon shall be cancelled. In addition, if the Legacy Investors sell Extended Maturity Date Shares and the aggregate net cash proceeds in respect thereof received by the Legacy Investors equals the Extended Maturity Date Payment, (a) the Legacy Investors shall forfeit the remaining Extended Maturity Date Shares and (b) any remaining amount owed in respect of the Maturity Date Repayment Amount Difference plus Additional Interest thereon that would accrue through the Extended Maturity Date shall be cancelled.

The foregoing description of the Legacy Notes and the Amendments does not purport to be complete and is qualified in its entirety by reference to the form of the composite Legacy Note and the form of Amendment, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The amendment of the Legacy Notes and the issuance of the Legacy Conversion Shares, Legacy Additional Shares and/or Extended Maturity Date Shares, if any, were or will be effected pursuant to an exemption under Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISCALNOTE HOLDINGS, INC.

By:	/s/ Todd Aman
Name:	Todd Aman
Title:	SVP, General Counsel & Secretary

Date:	March 28, 2025